UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2016

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 25, 2016, TeleTech Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”).  At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.             The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Each director was elected with the votes cast as follows:

Nominee	For	Abstain	Broker Non-Votes
Kenneth D. Tuchman	45,812,418	5,291	1,299,155
Tracy L. Bahl	45,728,630	6,122	1,299,155
Gregory A. Conley	45,827,007	6,274	1,299,155
Robert N. Frerichs	45,826,904	6,377	1,299,155
Marc L. Holtzman	45,804,808	6,274	1,299,155
Shrikant Mehta	45,701,566	6,328	1,299,155
Steven J. Anenen	45,808,190	6,376	1,299,155

2.                   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.  The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
47,401,279	9,478	30,104	—

3.                   The approval, on an advisory basis, of the compensation of the Company’s named executive officers.  The compensation was approved, on an advisory basis, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,505,924	623,912	11,870	1,299,155

98.62% of shares that voted and 94.34% of shares outstanding voted in favor the Company’s named executive officers’ compensation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: May 27, 2016	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary